UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 11, 2023

Kellogg Company

(Exact name of registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kellogg Square
Battle Creek, Michigan 49016-3599
(Address of principal executive offices, including zip code)

(269) 961-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.25 par value per share	K	New York Stock Exchange
1.000% Senior Notes due 2024	K 24	New York Stock Exchange
1.250% Senior Notes due 2025	K 25	New York Stock Exchange
0.500% Senior Notes due 2029	K 29	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Agreement

On September 12, 2023, WK Kellogg Co (the “Subsidiary”), a wholly owned subsidiary of Kellogg Company (“Kellogg”) entered into a credit facility in an aggregate principal amount of $1,100,000,000 (the “Credit Facility”), which will mature five years from the closing date thereof. The Credit Facility will consist of (i) a $500,000,000 term loan available in U.S. Dollars, (ii) a $250,000,000 delayed draw term loan available in U.S. Dollars and (iii) a $350,000,000 multicurrency revolving credit facility available in U.S. Dollars, Euros, Canadian Dollars or other currencies to be agreed. Interest on the loans under the Credit Facility will be calculated by reference (x) to SOFR or an alternative base rate, (y) in the case of loans denominated in Canadian Dollars, Canadian Dollar Offered Rate (“CDOR”) and (z) in the case of loans denominated in Euros, EURIBOR, plus an interest rate margin based on the Subsidiary’s consolidated net leverage ratio ranging from (x) in the case of SOFR, CDOR and EURIBOR loans, 1.50% to 2.50% and (y) in the case of alternate base rate loans, 0.50% to 1.50%. The SOFR, CDOR and EURIBOR rates applicable to the Credit Facility will be subject to a floor of 0.00%. Unused commitments under the Credit Facility will accrue an unused commitment fee ranging from 0.20% to 0.30%.

The Credit Facility provides that the Subsidiary will have the right at any time, subject to customary conditions, to request incremental term loans or an increase to the revolving credit facility in an aggregate principal amount up to the greater of (x) $250,000,000 and (y) 100% of Consolidated EBITDA (as defined herein) for the preceding four fiscal quarters of the Subsidiary. The lenders under the Credit Facility are not under any obligation to provide any such incremental loans or commitments.

The Credit Facility contains customary mandatory prepayments, including with respect to asset sale proceeds and proceeds from certain incurrences of indebtedness. The Subsidiary may voluntarily repay outstanding loans under the Credit Facility at any time without premium or penalty.

The Credit Facility will amortize in equal quarterly installments in an aggregate annual amount equal to 2.50% in year one, 5.00% in years two and three, 7.50% in year four and 10.00% in year five, of the original principal amount thereon, with the balance being payable on the date that is five years after the closing of the Credit Facility.

The obligations under the Credit Facility (collectively, “Credit Facility Obligations”) are guaranteed (the “Credit Facility Guarantees”) by the Subsidiary’s existing and future direct and indirect material subsidiaries, subject to customary exceptions (in such capacity, the “Credit Facility Guarantors”). The Credit Facility Obligations are secured by first priority liens on substantially all assets, subject to customary exceptions, of the Subsidiary and the Credit Facility Guarantors. The Credit Facility Guarantee and security interest of a Credit Facility Guarantor may be released where such Credit Facility Guarantor ceases to be a subsidiary, directly or indirectly, of the Subsidiary pursuant to a transaction permitted under the Credit Facility.

The Credit Facility contains customary financial covenants, including (i) a consolidated net leverage ratio covenant, which measures the ratio of (x) consolidated total net debt to (y) consolidated earnings before interest, taxes, depreciation and amortization, and subject to other adjustments (“Consolidated EBITDA”), tested on a quarterly basis in accordance with the terms of the Credit Facility, (ii) an interest coverage ratio covenant, which measures the ratio of (x) Consolidated EBITDA to (y) consolidated interest expense, tested on a quarterly basis in accordance with the terms of the Credit Facility, and (ii) a capital expenditure covenant tested on an annual basis in accordance with the terms of the Credit Facility. In addition, the Credit Facility contains various covenants, including, for example, those that restrict the ability of the Subsidiary and its consolidated subsidiaries to incur certain types of indebtedness or to grant certain liens on their respective property or assets.

The foregoing description is a summary of the material terms of the Credit Facility and is not complete and is subject to, and qualified in its entirety by, the complete text of this agreement which is filed with this Current Report on Form 8-K as Exhibit 10.1, which is incorporated by reference in this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K related to the Credit Facility is incorporated by reference in this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

The Subsidiary previously filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form 10, initially filed on July 24, 2023 (as amended, the “Registration Statement”), relating to the distribution of the shares of the Subsidiary’s common stock by Kellogg to holders of Kellogg common stock on a pro rata basis (the “Spin-Off”).

On September 12, 2023, the Registration Statement was declared effective by the SEC. The Registration Statement includes a preliminary information statement that describes the Spin-Off and provides important information regarding the Subsidiary’s business and management. Kellogg has commenced mailing the final information statement, dated as of September 12, 2023 (the “Information Statement”), to holders of Kellogg common stock.

As further described in the Information Statement, subject to the satisfaction or waiver of certain conditions, the Spin-Off is expected to be effective as of 12:01 a.m., New York City time, on October 2, 2023 (the “Distribution Date”) subject to the satisfaction or waiver of certain conditions to the Spin-Off. Holders of Kellogg common stock will be entitled to receive one share of the Subsidiary’s common stock for every four shares of Kellogg common stock held on September 21, 2023, the record date for the distribution.

Kellogg expects its common stock will trade “regular way” with due-bills on the New York Stock Exchange (the “NYSE”) under the symbol “K” from September 20, 2023 through September 29, 2023. On September 27, 2023, an ex-distribution market for Kellogg common stock will begin on the NYSE under the symbol “K WI” and continue through September 29, 2023. Any holders of shares of Kellogg common stock who sell Kellogg shares “regular way” on or before September 29, 2023 will also be selling their right to receive shares of the Subsidiary’s common stock. Additionally, holders of shares of Kellogg common stock who sell in the “ex-distribution” market on or before September 29, 2023 will be selling only their shares of Kellogg common stock and will be retaining their right to receive shares of the Subsidiary’s common stock in the distribution.

On September 11, 2023, Kellogg also announced that its board of directors had approved the previously announced Spin-Off. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of Kellogg under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

Change in Contributing Sponsor and Controlled Group of Pension Plans

In connection with the Spin-Off, Kellogg intends to transfer sponsorship of the Kellogg Company Bakery, Confectionery, Tobacco Workers and Grain Millers Pension Plan (EIN: 38-0710690; PN: 005) (the “Grain Millers Pension Plan”) to the Subsidiary on or prior to the Distribution Date. Accordingly, Kellogg will cease to be the contributing sponsor of the Grain Millers Pension Plan, on or prior to the Distribution Date, and will cease to be a member of the controlled group of the Grain Millers Pension Plan, effective as of the Distribution Date, for purposes of Section 4043(c)(9) of the Employee Retirement Income Security Act of 1976, as amended, and the corresponding regulations of the Pension Benefit Guaranty Corporation promulgated thereunder. Other defined benefit plans sponsored by Kellogg will continue to be sponsored by Kellogg after the Distribution Date, including the Kellogg Company Pension Plan (EIN 38-0710690; PN: 004) and the Kellanova Muncy Pension Plan (EIN 38-0710690; PN: 015) (together with the Grain Millers Pension Plan, the “Pension Plans”).

Forward Looking Statements

This document contains a number of forward-looking statements. Forward-looking statements include predictions of future results or activities and may contain the words “expect,” “believe,” “will,” “can,” “anticipate,” “estimate,” “project,” “should,” or words or phrases of similar meaning, including but not limited to: The anticipated separation of the Subsidiary, future operating and financial performance, product development, market position and business strategy. You are cautioned not to rely on these forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) the ability to effect the Spin-Off and to meet the conditions related thereto, (2) the ability of the Subsidiary to succeed as a standalone publicly traded company, (3) potential uncertainty during the pendency of the Spin-Off that could affect Kellogg’s financial performance, (4) the possibility that the Spin-Off will not be completed within the anticipated time period or at all, (5) the possibility that the Spin-Off will not achieve its intended benefits, (6) the possibility of disruption, including changes to existing business relationships, disputes, litigation or unanticipated costs in connection with the Spin-Off, (7) uncertainty of the expected financial performance of Kellanova (as Kellogg’s successor) or the separated Subsidiary following completion of the Spin-Off, (8) negative effects of the announcement or pendency of the Spin-Off on the market price of Kellogg’s securities and/or on the financial performance of Kellogg, (9) evolving legal, regulatory and tax regimes, (10) changes in general economic and/or industry specific conditions, (11) actions by third parties, including government agencies and (12) other risk factors as detailed from time to time in Kellogg’s reports filed with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2022, Quarterly Reports on Form 10-Q, Current Reports on Forms 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive. Any forward-looking statement made in this Form 8-K speaks only as of the date of this Form 8-K. Kellogg does not undertake to update any forward-looking statement as a result of new information or future events or developments.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Credit Facility by and among WK Kellogg Co and the lenders name therein, dated as of September 12, 2023.

99.1	Press Release, dated as of September 11, 2023.

104	Cover Page to this Current Report on Form 8-K in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLOGG COMPANY

Date: September 12, 2023	/s/ Gary H. Pilnick
Name: Gary H. Pilnick
Title: Vice Chairman